UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 9, 2022

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2022, DURECT Corporation (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) on February 9, 2022 advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice stated that the Company had 180 days, or until August 8, 2022, to demonstrate its compliance with the Minimum Bid Price Requirement.

On August 9, 2022, the Company received approval from the Listing Qualifications Department of Nasdaq for an additional 180-day grace period, or until February 6, 2023, to regain compliance with the Minimum Bid Price Requirement (the “Approval”). To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on The Nasdaq Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period. If the Company does not regain compliance during this additional grace period, its common stock would be subject to delisting by Nasdaq. As part of its request for an additional 180-day grace period, the Company notified Nasdaq that (i) the Company meets the continued listing standard for market value of publicly-held shares and all other continued listing standards for the Nasdaq Capital Market, other than the Minimum Bid Price Requirement, and (ii) if the Company’s stock price does not recover sufficiently during the additional grace period, it anticipates implementing and completing a reverse stock split by no later than January 23, 2023, if necessary.

The Company intends to continue actively monitoring the closing bid price for the Company’s common stock during the additional grace period, and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance within the additional grace period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the 180-day additional grace period or maintain compliance with the other Nasdaq listing requirements.

Forward-Looking Statements

This report contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the Company’s plans to regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on The Nasdaq Capital Market, and the potential implementation and completion of a reverse stock split. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, the continued failure of the Company’s common stock to trade at prices above $1.00 per share, the risk of being delisted from The Nasdaq Capital Market, changes to Nasdaq’s continued listing standards and other factors discussed in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 5, 2022, and the Company’s other filings with the SEC.

The forward-looking statements in this report speak only as of the date of this report (unless another date is indicated). The Company undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: August 9, 2022	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer

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